EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACTS: J. Eric Bjornholt – CFO (480) 792-7804 Gordon Parnell – Vice President of Business Development and Investor Relations (480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES PRELIMINARY NET SALES
AND EPS RESULTS FOR FIRST QUARTER FISCAL 2012

CHANDLER, Arizona – July 11, 2011 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, analog and Flash-IP solutions, announced today that it expects its net sales for its first quarter of fiscal 2012 ending June 30, 2011 to be down about 1.5% sequentially.  On May 5, 2011, Microchip provided guidance of net sales increasing 1% to 6% sequentially.  Microchip also announced today that first quarter fiscal 2012 GAAP earnings per share is expected to be approximately 47 to 49 cents and non-GAAP earnings per share is expected to be approximately 53 to 55 cents.  On May 5, 2011, Microchip provided guidance of GAAP EPS of 52 to 55 cents and non-GAAP EPS of 58 to 62 cents for the first quarter of fiscal 2012.

“Our net sales activity in the June quarter did not progress as we originally expected,” said Steve Sanghi, Microchip’s President and CEO.  “We are seeing broad based weakness in our business due to a number of factors.  In the June quarter, our automotive business was down significantly from the March 2011 quarter due to lower automotive production activities including supply issues from other manufacturers associated with the earthquake in Japan.  We also believe that some of the revenue upside that we saw in the March 2011 quarter was the result of customers being cautious and accelerating purchasing activities to minimize supply chain disruptions.  Therefore, we believe we were also impacted by the correction of that inventory in the June 2011 quarter.  Additionally, our consumer business was soft due to poorer global economic conditions including high unemployment, high oil prices and the resulting low consumer confidence.  The computing portion of our business was also lower than our expectations as we saw reduced purchases by multiple large customers in this sector.”

“While we are obviously disappointed with our June quarter results, we continue to see excellent design win traction in our microcontroller and analog product lines and maintain a strong competitive position.  Our 32-bit microcontroller net sales were up 18.7% sequentially and up 108% over the year ago quarter, reaching a new record.  We believe that our overall June quarter results reflect weak global market conditions which we believe will impact the broad-based semiconductor industry in the June or September quarter depending on the individual market exposures and revenue recognition practices of the companies,” added Mr. Sanghi.

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Microchip Technology Incorporated 2355 West Chandler Blvd.  Chandler, AZ 85224-6199   Main Office 480•792•7200  FAX 480•899•9210

Microchip Technology Announces
Preliminary Net Sales and EPS Results
for First Quarter Fiscal 2012

Mr. Sanghi concluded, “We are cautiously modeling our September quarter revenue to be sequentially down by low to mid single digits.  We will provide updated revenue and full financial guidance for the September quarter during our August 4, 2011 financial results conference call.  At the end of the June and September quarters, our inventory is expected to be in the 120 to 130 day range, which is acceptable to us and will enable us to keep our lead times short and help us be more competitive in our markets.  We are taking actions to control our expenses through our variable compensation and other discretionary programs, but do not plan to lay off any employees.  Our gross margin in the June quarter is expected to be about 58.4% to 58.8% on GAAP basis and 59.3% to 59.7% on non-GAAP basis and remain in that range in the September quarter.  Our long term target for non-GAAP gross margin remains in the 61% to 62% range.  Our operating expenses for the June and September quarters are expected to remain in the range of 24% to 26% of net sales, in line with our long-term model that we have communicated to investors.”

Microchip will host a conference call today, July 11, 2011, at 5:00 p.m. (Eastern Time) to discuss this release.  This call will be simulcast over the Internet at www.microchip.com.   The webcast will be available for replay until July 18, 2011.  A telephonic replay of the conference will be available at approximately 7:00 p.m. (Eastern Time) on July 11, 2011 and will remain available until 5:00 p.m. (Eastern Time) on July 18, 2011.  Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 8749128.

Microchip plans to announce its financial results for the first quarter of fiscal 2012 after market close on August 4, 2011.  Due to the preliminary nature of the Company’s results for the June quarter, the Company is not able to provide a reconciliation of its GAAP and non-GAAP results but will include such reconciliation and related information as part of its announcement on August 4.

Cautionary Statement:

The statements in this release relating to our expected net sales and GAAP and Non-GAAP earnings per share for the June 2011 quarter, broad-based weakness in our business, excellent design win traction in our microcontroller and analog product lines, maintaining a strong competitive position, the semiconductor industry experiencing weak global market conditions in the June or September quarters, expected September quarter revenue, expected inventory of 120 to 130 days, keeping lead times short and helping us be more competitive, controlling our expenses, not planning to lay off employees, our gross margin guidance, our long-term target for non-GAAP gross margin, and our operating expense guidance are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any changes in the pace of the economic recovery or any unexpected fluctuations or weakness in the U.S. and global economies, changes in demand or market

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Microchip Technology Announces
Preliminary Net Sales and EPS Results
for First Quarter Fiscal 2012

acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short- term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively modify our production levels to meet our anticipated needs; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; the impact of any significant acquisitions that we make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; the risk that our customers may fail to continue to accept the SST product offerings; disruptions in our business or the businesses of our customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.  In addition, the financial results included herein are preliminary and subject to change as we complete our standard quarterly review and closing procedures.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q.  You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s Web site (www.microchip.com) or the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this July 11, 2011 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip Web site at www.microchip.com.

The Microchip name and logo are registered trademarks of Microchip Technology Inc. in the USA and other countries.
All other trademarks mentioned herein are the property of their respective companies.

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